EXHIBIT 99.1

FOR IMMEDIATE RELEASE

News Release

Contact information:

Paul Carousso

Tel: 914.595.8218

Visant to Consolidate Manufacturing Operations

Pennsauken, facilities to close

ARMONK, NEW YORK, June 25, 2008 – Visant Corporation today announced the decision to consolidate its book cover and component manufacturing operations. As a result of the decision, the company will permanently close its operations at its Pennsauken, New Jersey manufacturing facilities and consolidate operations into its Milwaukee, Wisconsin, Hagerstown, Maryland and Rockaway, New Jersey facilities later this year.

About Visant Corporation

Visant Corporation is a leading marketing and publishing services enterprise servicing the school affinity, direct marketing, fragrance and cosmetic sampling, and educational and trade publishing segments. For more information on Visant, please see www.visant.net.

Use of Forward-Looking Statements:

This news release may contain “forward-looking statements” as defined in the United States Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in Visant Corporation’s filings with the Securities and Exchange Commission. Visant Corporation disclaims any obligation to update or revise any forward-looking statements.